EXHIBIT 10.78
AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of March 26, 2021, by and between Knob Creek Acquisition Corp., a Tennessee corporation (“Buyer”), Star Equity Holdings, Inc. (formerly known as Digirad Corporation), a Delaware corporation (“Parent”), Project Rendezvous Acquisition Corporation, a Delaware corporation (“Seller”), and DMS Health Technologies, Inc., a North Dakota corporation (the “Company”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).
R E C I T A L S
WHEREAS, Buyer, Parent, Seller, and the Company are parties to that certain Stock Purchase Agreement, dated as of October 30, 2020 (the “Purchase Agreement”), providing for the purchase by Buyer of all of the outstanding capital stock of the Company on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to Section 12.9 of the Purchase Agreement, the Purchase Agreement may be amended by the execution of an instrument in writing signed by Buyer and Seller; and
WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth herein.
A G R E E M E N T
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Amendments to the Purchase Agreement.
(a)    Exhibit A to the Purchase Agreement is hereby removed such that the Purchase Agreement no longer includes any exhibits.
(b)    Section 2.1(a) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    to Seller, an amount equal to the Net Initial Purchase Price;”
(c)    Section 2.1(b) of the Purchase Agreement is hereby removed in its entirety and replaced with the following:
“(b)    [Intentionally Omitted];”
(d)    Section 2.2(a) of the Purchase Agreement is hereby removed in its entirety and replaced with the following:
“(a)    [Intentionally Omitted];”
(e)    Section 2.2(b) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(b)    Within one hundred eighty (180) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth Buyer’s determination of (i) the Closing Net Working Capital and (ii) the Closing Cash (the “Closing Statement”), showing all calculations in reasonable detail. The Closing Statement shall be based upon the books and records of the Company and shall be prepared in accordance with GAAP in the manner applied in the preparation of the Company Financial Statements.”
(f)    All references to the term “Estimated Closing Net Working Capital” in Sections 2.2(c) and 2.2(d) of the Purchase Agreement are hereby deleted and replaced with term “Target Closing Net Working Capital”.
(g)    All references to the phrase “plus the Estimated Closing Cash” in Section 2.2(d) of the Purchase Agreement are hereby deleted.
(h)    Section 2.3 of the Purchase Agreement is hereby removed in its entirety and replaced with the following:
“2.3    [Intentionally Omitted].”
(i)    The first sentence of Section 9.5(a) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“(a)    If any Indemnitee has or claims in good faith to have incurred or suffered Losses for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under this Article IX or for which it is entitled to a monetary remedy, such Indemnitee may deliver a written notice of claim (a “Notice of Claim”) to the applicable Indemnitor.”
(j)    The first sentence of Section 9.5(b) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
“(b) During the twenty (20)-day period commencing upon delivery by an Indemnitee to the applicable Indemnitor of a Notice of Claim (the “Claim Dispute Period”), the applicable Indemnitor may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Indemnitor: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount (such agreed portion, the “Agreed Amount”) is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee.”
(k)    Section 9.5(c) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
(c)    If the Indemnitor delivers a Response Notice agreeing that the full Claimed Amount is owed to the Indemnitee or fails to deliver a Response Notice prior to the end of the Claim Dispute Period, then within three (3) Business Days following the receipt of such Response Notice by the Indemnitee or, if no Response Notice is delivered before the end of the Claim Dispute Period, within three (3) Business Days following end of the Claim Dispute Period, the Indemnitor shall, subject to the limitations set forth in this Article IX, pay to the applicable Indemnitee an amount in cash equal to the full Claimed Amount.

(l)    Section 9.5(d) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
(d)    If the Indemnitor delivers a Response Notice during the Claim Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnitee, then within three (3) Business Days following the receipt of such Response Notice, the Indemnitor shall, subject to the limitations set forth in this Article IX, pay to the applicable Indemnitee an amount in cash equal to the Agreed Amount.
(m)    Section 9.5(e) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
(e)    If the Indemnitor delivers a Response Notice during the Claim Dispute Period indicating that there is a Contested Amount, the Indemnitor and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Indemnitor resolve such dispute, a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Indemnitor. Within three (3) Business Days following the execution of such settlement agreement (or such shorter period of time as may be set forth in the settlement agreement), the Indemnitor shall, subject to the limitations set forth in this Article IX, pay to the applicable Indemnitee an amount in cash equal to the Stipulated Amount.
(n)    Section 9.6 of the Purchase Agreement is hereby removed in its entirety and replaced with the following:
9.6    [Intentionally Omitted].
(o)    Section 11.1 of the Purchase Agreement is hereby amended to remove the following defined terms and their corresponding definitions in their entirety: “Escrow Agent”; “Escrow Agreement”; “Estimated Closing Cash”; “Estimated Closing Net Working Capital”; “Indemnity Escrow Account”; “Indemnity Escrow Amount”; “Pending Claim Amount”; and “Unresolved Indemnity Escrow Claim”.
(p)    The definition of “Net Initial Purchase Price” set forth in Section 11.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:
    “Net Initial Purchase Price” means an amount equal to (i) Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000), minus (ii) any Transaction Expenses to be paid by the Company or any of its Subsidiaries at or following the Closing, minus (iii) the aggregate amount of Debt (other than any SBA PPP Loans that remain outstanding with respect to which no final forgiveness determination has been made by the SBA) as of the Closing Date, and minus (iv) the SBA PPP Loan Escrow Amount, if any.

2.    Amendment to the Disclosure Letter.
2.1     Section 6.9(c) of the Disclosure Letter is hereby amended and restated to read in its entirety as set forth on Exhibit A.
3.    Miscellaneous.
3.1    Effect of Amendment. Except as otherwise expressly provided for herein, the Purchase Agreement shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as amended by this Amendment.
3.2    Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
3.3    Governing Law. This Amendment shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Delaware without regard to its laws regarding conflicts of laws.
3.4    Counterparts; Electronic Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart, it being understood and agreed that the failure to deliver any such original counterpart upon request shall not affect the binding nature of the signature page delivered by facsimile or electronic image transmission.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Stock Purchase Agreement as of the date first above written.
SELLER:
Project Rendezvous Acquisition Corporation
By: /s/Matthew G. Molchan
Name:    Matthew G. Molchan
Its:    President
PARENT:
Star Equity Holdings, Inc.
By: /s/David J. Noble
Name:    David J. Noble
Its:    Chief Financial Officer
COMPANY:
DMS Health Technologies, Inc.
By: /s/ Matthew G. Molchan
Name:    Matthew G. Molchan
Its:    President
BUYER:
Knob Creek Acquisition Corp.
By: /s/Patrick J. Doyle
Name: Patrick J. Doyle
Its: President

[Signature Page to Amendment to Stock Purchase Agreement]